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                                                                   EXHIBIT 10.13

                               SUPPLY AND PURCHASE
                                   AGREEMENT


                               SODIUM HYPOCHLORITE

Between :

"CHLORALP" a corporation organized under the laws of France , whose registered office is located at 25 Quai Paul Doumer, 92 408 Courbevoie, France , hereinafter referred to as " CHLORALP "

                                                         on the one hand ,

And :

RHONE - POULENC AGROCHIMIE , a Societe Anonyme organized under the laws of France, having a corporate capital of 1 431 515 000 French Francs, whose registered office is located at 14 / 20 rue Pierre Baizet , 69 009 Lyon France , hereinafter referred to as " RPA "

                                                         on the other hand ,

CHLORALP and RPA being hereafter referred to as the " Parties " ;

WITNESSETH :

- whereas CHLORALP operates at Pont de Claix ( Isere ) a unit producing chlorine and caustic soda with a by - production of sodium hypochlorite,

- whereas RPA operates several production units at Pont de Claix ( Isere ) and needs regular supply of sodium hypochlorite,

- whereas CHLORALP and RPA wish therefore to enter into a long - term supply and purchase agreement with respect to sodium hypochlorite ;



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ARTICLE 1 . OBJECT

The object of the present agreement (the "Agreement") is to define the terms and conditions according to which CHLORALP shall supply RPA, and RPA shall purchase from CHLORALP Sodium Hypochlorite, as defined with its Specifications in
Schedule 1 of this Agreement (hereinafter the "Product").

ARTICLE 2. SUPPLY AND PURCHASE OBLIGATIONS

2.1.Quantity

CHLORALP undertakes to supply to RPA, and RPA undertakes to purchase from CHLORALP, during each calendar year of the Term of this Agreement , one hundred per cent (100 %) of RPA needs of Product on Pont de Claix site (hereinafter the "Quantity" or "Q") .

For the calendar year 1997, the annual Quantity of Product is estimated to be [*] Tons.

2.2.Supply Program

Each year, prior to October 31, RPA will notify CHLORALP of its estimated purchase requirements for the Product during the subsequent calendar year (the "Estimated Purchase Requirements" ) .

The Estimated Purchase Requirements divided by 12 months shall constitute the basis for RPA's monthly orders, except during the months when turnarounds are conducted .

Therefore, RPA shall not unreasonably by more than 20 % decrease or increase its monthly orders without prior notice to CHLORALP .

At least five business days before the first business day of month ( m ) , RPA shall send to CHLORALP firm orders for deliveries of Product for month ( m ) and shall communicate to CHLORALP its best estimations of the quantities of Product planned to be ordered for the two following months ( m + 1) and ( m + 2 ) , unless otherwise agreed between the Parties .

RPA and CHLORALP shall meet at the minimum twice a year with a view to exchanging mutual information on RPA's requirements and needs, to updating schedules and solving any difficulties in implementing this Agreement .

2.3. Delivery .

Product shall be delivered by pipe to RPA unit(s) on Pont de Claix Site. The delivery point shall be the flange at the entrance of RPA unit(s).



ARTICLE 3 . PRICE

3.1. The "Initial Price" ("P0") of the Product to be paid by RPA to CHLORALP is defined as :

                                     [*]












* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.
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3.2.   Such Initial Price shall be revised for the first time on January 1998, and thereafter yearly, in accordance with the following revision formula :

                                     [*]

where :

P( n ) is the revised Price to be applied for the current year (n) (the "Revision Year ")

P(n-1) is the Price applied to the Product for year (n-1) immediately preceding the Revision Year .

HC(n-1) is the average value for year (n -1) of the monthly values of the price of Chlorine as published by HARRIMAN ( middle of the range ) .

HS (n -1) is the average value for year ( n -1) of the monthly values of the price of Caustic Soda as published by HARRIMAN ( middle of the range ) .

3.3. For the implementation of this Article, the Price is understood CIP RPA Pont de Claix plant (INCO Terms 1990) .

3.4. CHLORALP shall invoice RPA on a monthly basis .
     Payment term shall be of thirty days , end of the month, the tenth , and made by bank transfer to such bank account as CHLORALP shall indicate to RPA in writing.

ARTICLE 4 - QUALITY . PRODUCT WARRANTY .

CHLORALP warrants that each lot of Product shall comply with the specifications - second grade quality - as described in Schedule 1 attached to the present Agreement (the "Specifications"), and shall be free from defects and of good material and workman ship .

CHLORALP shall be liable only for replacement of non-conforming lot of Product under the following conditions :

All claims by RPA for non-conforming Products shall be deemed waived unless made by RPA in writing within thirty (30) days from the delivery date of such Product .

If CHLORALP agrees with RPA's claim, it will, at its expense, immediately replace the non - conforming lot of Product by a conforming lot of same .

If CHLORALP does not agree with RPA 's claim , either may request an expert appraisal by an independant laboratory, to determine whether said Product complies with said Specifications. The report of such independant laboratory shall be conclusive and binding on the Parties hereto.

All expenses related to such appraisal shall be borne by the Party found in default.
















* Indicates information deleted based on a Confidential Treatment Request pursuant to Rule 406 under the Securities Act of 1933.
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RPA and CHLORALP being "industrial of the same speciality", RPA acknowledge that the above warranty constitutes its exclusive remedy and CHLORALP 's total liability for claims regarding the Product for " hidden defaults " ("vices caches") and CHLORALP excludes any implied warranties of merchantability and fitness for a particular purpose and all other express or implied representations or warranties . RPA waives all other claims against CHLORALP and CHLORALP shall not be liable to RPA for any other direct or indirect damages .

The warranty and all limitations on RPA 's remedies and on CHLORALP 's liability provided for in this Article shall survive the expiration, termination or cancellation of this Agreement .

ARTICLE 5 - TRANSFER OF TITLE AND RISK

Title to the Product and all risk for loss or any damage thereto shall pass to RPA as the Product passes the flange at the entrance of RPA unit(s) on Pont de Claix Site .

ARTICLE 6 - TERM

This Agreement shall come into force on October 1st, 1997 and, except as provided in Article 7.2 below shall remain in force for a period of (15) years ( the " Term " ).

Thereafter it shall be renewed automatically for an unlimited period, unless terminated by either Party giving at any time to the other Party not less than
(5) years prior written notice .

If and when Rhone - Poulenc Chimie ( " RPC " ) interest becomes lower than 50 % of the capital of CHLORALP, the Term of this Agreement shall automatically be changed to a ( 10 ) year period running from the date on which RPC's interest is lower than 50 % . It shall , in such case , thereafter be renewed for equivalent period of ten years, unless terminated by either Party giving the other Party not less ( 5 ) years prior written notice prior to (i) the end of the initial 10 years period or (ii) the end of each subsequent ( 10 ) ten years period .

ARTICLE 7 - GENERAL PROVISIONS

7.1. Secrecy

Each Party agree that all information disclosed to it by the other Party under the present Agreement (the "Information") shall be held and treated in the utmost and strictest confidence and neither Party shall use said Information to benefit itself or others , except for the purpose defined in Article 1 hereabove
 .The receiving Party shall not disclose any Information to a third Party unless and until expressly authorized in writing to do so by the disclosing Party, provided, however, that, either Party may transmit any Information disclosed hereunder to any of its Affiliate. Each Party shall be held accountable for the compliance of these Affiliates with the terms of this Article.


For the implementation of this Agreement, the term "Affiliate" of either Party shall mean a company which, directly or indirectly, controls, is controlled by, or is under


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common control with said Party "Control" shall mean the control as defined by
Articles 355.1 and following of the law of July 24, 1996, on commercial companies .

The Parties agree that, notwithstanding the preceding provision, the receiving Party shall be under no obligation with respect to any Information, which it can demonstrate that :

     -  was, at the time of disclosure , available to the general public, or
     - became, at a later date, available to the general public through no fault of the receiving Party, or,
     - was in it possession before receipt, or
     - was disclosed to it without restriction on disclosure by a third party which has the lawful right to disclose said Information .

All obligations contained in this Article 7.1 shall survive for ten years after termination of the present Agreement .

7.2. Early Termination

If either Party acts in material breach of any of the terms and conditions contained herein, the Party not in default shall be entitled to terminate this Agreement forthwith upon giving notice in writing to the Party in default and specifying the nature of the default, provided that the Party in default shall not be entitled to rely on this provision. The Party in default shall have a ninety (90) day delay after receipt of such a notice to cure its default .

Unless such default is cured no later than 90 days following the receipt of such notice, this Agreement may be terminated at the option of the Party giving such notice .

Any such termination hereunder shall not prejudice any rights or benefits accrued prior to the date of termination .

7.3. Force Majeure

Neither Party shall be held liable for any failure or delay in supplying or taking delivery of the Product in accordance with the terms and conditions of the present Agreement , where such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of God, regulations or acts of Government, strikes, lock-outs, explosions ,implosions, fires, floods, wars, insurrections, riots,embargoes .

The Party affected by said circumstances shall promptly notify the other Party of the existence thereof and shall use every reasonable effort to eliminate or correct the cause preventing performance of this Agreement as soon as possible .

Should CHLORALP, under such Force Majeure circumstances , have a shortfall of Product then CHLORALP shall make its best efforts to minimize the consequences of such Force Majeure for RPA and to resume as promptly as possible its obligations under the present Agreement .

When the reason for invoking Force Majeure has ceased to exist, the affected Party shall notify the other Party thereof and promptly resume its obligations under this Agreement .


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7.4. Hardship

In entering in this long - term Agreement , the Parties hereto agree that it is impracticable to make provision for every contingency which may arise during the term thereof , and the Parties hereby agree it to be their intention that this Agreement shall operate between them with fairness and without substantial and disproportionate prejudice to the interests of either, and that, if in the course of the performance of this Agreement unfairness or substantial and disproportionate prejudice to either Party is expected or disclosed, then the Parties will use their best endeavours to agree upon such action as may be necessary to remove or modify such unfairness or prejudice and to reestablish as much as possible the initial fairness of the present Agreement .

In particular , should CHLORALP stop producing that second grade quality of Product , object of the present agreement , the Parties would meet to assess and negotiate the feasibility of a first grade quality Product supply .

7.5. Assignment

No Party shall assign this Agreement to any third party without the prior written consent of the other Party , which consent shall not be unreasonably withheld.

Notwithstanding the hereinabove provision, and provided that its assignee undertakes to take over all of its rights and obligations set forth in this Agreement, each Party hereto shall have the right to assign this Agreement, upon written notice to the other Party but without its prior written consent, to :
- any of its Affiliates, provided that , in such case, (i ) the assignor shall remain jointly and severally liable of the implementation by the assignee of its obligations under this Agreement,and (ii) if the assignee cease to be an Affiliate company of the assignor, this Agreement shall have to be reassigned by the assignee to the assignor ;
- its successor in interest as a result of a statutory merger or consolidation, or to a company acquiring all or substantially all of its business including the part concerned by this Agreement.

7.6. Applicable Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of France .

All disputes, differences, or controversies between the Parties arising out of or relating to this Agreement, including the performance, breach, validity or interpretation thereof, that can not be amicably resolved between them shall be exclusively and finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules. The arbitration proceedings shall take place in Paris and shall be conducted in French and/or in English .


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ARTICLE 8 - MISCELLANEOUS

8.1.Entire Agreement

This Agreement and the schedule attached hereto represent the entire understanding and agreement and supersedes all prior agreements, understandings or arrangements among the Parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement and duly signed by or on behalf of the Parties to this Agreement .



8.2.Waiver

Failure by any Party to this Agreement to enforce complete and punctual performance of any obligation of the other Party shall not be deemed a waiver of such Party's right thereafter to enforce that or any other term hereof .

8.3. Severability

If at any time subsequent to the Effective Date, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement
 .There will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible .

8.4. Notices

Any notice or other communications required or permitted between the Parties hereunder shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or if sent by facsimile transmission with confirmation of receipt addressed as follows or to such other address as the Parties shall have given notice of pursuant hereto :

CHLORALP:  Attn : General Manager
                                               25 Quai PAul Doumer
                                               92 408 Courbevoie

RPA:        Rhone-Poulenc Agrochimie S.A.
                14 / 20 rue Pierre Baizet , 69 009 Lyon
                Attn : M.MOSER



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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement, as of the day and year hereinafter written .

                                                           made
in  Paris
  -------------
                                                    on   17 OCT         1997
                                                      ------------------

RHONE - POULENC AGROCHIMIE S.A

By : /s/ J P Martinet
    -----------------------------------

Title :  VP Manufacturing Operations
       --------------------------------

CHLORALP

By : /s/ William G. Osborne
    -----------------------------------
Title :
       --------------------------------


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                           SCHEDULE 1 - SPECIFICATIONS



                  Schedule 1 will be provided upon request.